UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 1, 2005

A.G. EDWARDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08527	43-1288229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-3000

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of A.G. Edwards, Inc. (the "Company") is charged with determining the compensation of the chief executive officer and recommending to the Board of Directors for approval the discretionary merit bonuses for fiscal year 2005 and the compensation for fiscal year 2006 for officers other than the chief executive officer designated as "Senior Executives." The Compensation Committee members are all directors that the Board of Directors has determined are independent of management.

On February 23, 2005, the Board of Directors designated certain officers as "Senior Executives." The officers and their positions as of March 1, 2005 are:

Robert L Bagby: Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board and Chief Executive Officer of A.G. Edwards & Sons, Inc. (the "Brokerage Company").

Mary V. Atkin: Executive Vice President and Director of Staff of the Brokerage Company.

Gene M. Diederich: Executive Vice President and Director of the Branch Division of the Brokerage Company.

Douglas L. Kelly: Vice President, Treasurer, Chief Financial Officer and Secretary of the Company; Executive Vice President, Treasurer, Chief Financial Officer, Director of Law and Compliance and Director of Administration of the Brokerage Company.

Ronald J. Kessler: Vice Chairman of the Board of the Company; Vice Chairman of the Board, Executive Vice President and Director of Operations of the Brokerage Company

Peter M. Miller: Executive Vice President and Director of Sales and Marketing of the Brokerage Company.

John C. Parker: Executive Vice President of the Brokerage Company; President of A.G. Edwards Technology Group, Inc.

Paul F. Pautler: Executive Vice President and Director of Capital Markets of the Brokerage Company.

Fiscal Year 2005 Compensation

For fiscal year 2005, compensation for the Named Executive Officers (the chief executive officer and the next four highest compensated officers) and the Senior Executives had seven elements as described below.

Base Salary. The Compensation Committee established a base salary prior to the beginning of fiscal year 2005 for Mr. Bagby and the Brokerage Company Compensation Committee ("Brokerage Committee") established base salaries for the other Named Executive Officers and Senior Executives. Base salaries are intended to be relatively moderate, but competitive, for the Company's industry. The base salaries for fiscal year 2005 for the Named Executive Officers are in the table under "Fiscal Year 2006 Compensation 1 Salaries and Shares for Named Executive Officers" below.

Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan is designed to provide certain officers and key employees of the Company and its subsidiaries with direct participation in the profitability of the Company. Unless the Company has a specified minimum of pre-tax earnings ($2,500,000 in the 2005 and 2006 fiscal years), no payment is made under the plan. Awards under the plan are based on a prescribed formula. The formula for bonus accrual (the "Officer Pool") is determined prior to the beginning of each fiscal year by the Board of Directors of the Company and is based on (i) the Company's consolidated earnings before provision for income taxes, certain employee bonuses and discretionary Profit Sharing Plan contributions, (ii) certain branch office profits, and (iii) the net revenues of certain departments. The Board of Directors of the Company has discretion to increase or decrease the amount subject to the plan.

Eligible officers are assigned "shares" in the Officer Pool prior to the beginning of the fiscal year. Such shares are assigned based on the officer's position and responsibilities with the Company and individual performance. Prior to fiscal year 2006, no officer had been assigned more than 300 shares. The Brokerage Committee assigned the Named Executive Officers and the Senior Executives, other than Mr. Bagby, shares for the 2005 fiscal year. The Compensation Committee assigned shares to Mr. Bagby. The shares assigned for fiscal year 2005 to the Named Executive Officers are in the table under "Fiscal Year 2006 Compensation - Salaries and Shares for Named Executive Officers" below.

Under the Corporate Executive Bonus Plan, after the end of the fiscal year, the accrued Officer Pool is mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion is distributed in accordance with the number of shares previously assigned to each participant. The one-third portion is distributed based on a formula which weights each participant's shares by the participant's base salary. The sum of the two portions is each participant's total Corporate Executive Bonus for the fiscal year and is paid after the end of the fiscal year.

The Corporate Executive Bonus Plan limits the amount that can be paid to individual participants so that all compensation paid under the Corporate Executive Bonus Plan is tax deductible by the Company. To the extent amounts may not be paid under the Corporate Executive Bonus Plan to individual participants because of the tax limitation, the amounts may be paid under the Performance Plan for Executives (the "Performance Plan") if the conditions of the Performance Plan are met.

The Corporate Executive Bonus Plan is filed as exhibit 10.1 to this Form 8-K

Performance Plan for Executives. The Performance Plan was adopted solely in response to the enactment of Section 162(m) of the Internal Revenue Code ("Section 162(m)") in 1993. The Performance Plan applies to fiscal year 2005 but has been replaced by the 2004 Performance Plan for Executives for fiscal year 2006 as described below.

Section 162(m) requires conditions to be met for certain compensation of specified executive officers to be deductible. In order to meet the conditions of Section 162(m) with no significant change in the compensation structure of the Company, the Corporate Executive Bonus Plan was amended in 1993 to limit compensation which would otherwise be payable under the Corporate Executive Bonus Plan. The Performance Plan was adopted in order to pay the compensation which, but for the limitation, would have been payable under the Corporate Executive Bonus Plan. The Company's intent for these two plans was, and the provisions of such plans were drafted, to provide that the combined plans would operate in the same manner as the Corporate Executive Bonus Plan operated prior to the enactment of Section 162(m), subject only to certain limitations on payments.

Section 162(m) limits "covered employees" to only the chief executive officer of the Company and the four other highest compensated officers of the Company. Accordingly, in any fiscal year, there can be no more than five Plan Participants under the Performance Plan. A Plan Participant's initial bonus amount each fiscal year is equal to the amount that the Plan Participant would be prohibited from receiving under the Corporate Executive Bonus Plan as a result of Section 162(m) as determined solely from fixed assumptions contained in the Performance Plan and information known as of the beginning of the fiscal year. The maximum bonus amount for each Participant was $5,187,485 for fiscal year 2005. Before any amount can be paid under the Performance Plan, the Compensation Committee must certify in writing that the performance goals and the material terms of the Performance Plan were satisfied.

The Performance Plan for Executives is filed as exhibit 10.2 to this Form 8-K.

Discretionary Merit Bonus. Any officer who is a associate vice president or above of the Company or its subsidiaries may be awarded a discretionary merit bonus. A discretionary merit bonus is intended to reward efforts or results by an officer that are not recognized or compensated by other compensation. Merit bonuses may be awarded in cash, stock or both.

On February 23, 2005, the Compensation Committee determined that a discretionary merit bonus of $150,000 should be paid to Chief Executive Officer Robert L. Bagby for fiscal year 2005. The Compensation Committee recommended and the Board of Directors subsequently approved discretionary merit bonuses to three other Named Executive Officers who are Senior Executives. Douglas L. Kelly was awarded $120,000, Ronald J. Kessler was awarded $120,000, and Peter M. Miller was awarded $90,000. In addition, the Brokerage Committee determined that a discretionary merit bonus of $20,000 should be paid to Alfred E. Goldman, the fifth Named Executive Officer. The discretionary merit bonuses are to be paid half in cash and half in restricted stock of A.G. Edwards, Inc. awarded under the 1988 Incentive Stock Plan and subject to three-year vesting among other terms.

1988 Incentive Stock Plan. The 1988 Plan is designed to motivate employees, including executive officers, of the Company and its subsidiaries through the incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. The 1988 Plan provides for the granting of options or restricted stock, or both. For fiscal year 2005, if options are granted, the participant will receive an option to purchase 2.5 times the number of shares that would have been granted as restricted stock. The Named Executive Officers will be awarded, for fiscal year 2005, an amount equal to 20% of each such officer's Corporate Executive Bonus and Performance Plan Bonus (as described above); provided, in no event may the award amount exceed $300,000. Accordingly, the awards of options and restricted stock will be related to the profitability of the Company in substantially the same manner as the awards under the Corporate Executive Bonus Plan and the Performance Plan.

The options will provide for the purchase of shares of common stock at market value on the determination date and will not become exercisable until three years after the date of award. Because the value of the options is dependent on the increase of the market value of the common stock over at least a three-year period, the options provide a long-term incentive for participants to stay with the Company and to increase the market value of the common stock.

Restricted stock also is awarded based on the market value of the common stock on the determination date (participants 60 years of age and over on the date restricted stock are awarded receive phantom stock credits, in lieu of restricted stock, which serve as the basis for an award of restricted stock two years after the award date). The restricted stock is subject to restrictions for three years after the award except those shares converted from phantom stock credits that are subject to a nine month restricted period after conversion. Again, by an award of restricted stock, participants are encouraged to remain with the Company and to increase the market value of the common stock.

The 1988 Incentive Stock Plan is filed as exhibit 10.3 to this Form 8-K.

Retirement and Profit Sharing Plan. The Company maintains a Retirement and Profit Sharing Plan (the "Profit Sharing Plan"), which is qualified under Section 401 of the Internal Revenue Code. In addition to certain non-matching contributions, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last fiscal year was $41,000 ; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount. The aggregate contribution (for both the Profit Sharing Plan and the Excess Plans) for all employees for fiscal year 2005 is currently estimated to be approximately $108 million.

The Retirement and Profit Sharing Plan is filed as exhibit 10.4 to this Form 8-K.

Excess Profit Sharing Deferred Compensation Plan. The Company has established the Excess Profit Sharing Deferred Compensation Plan (the "Excess Plan") to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Profit Sharing Plan. Contributions to the Excess Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly-compensated employees. The maximum aggregate contribution by the Company for any employee under both the Profit Sharing Plan and the Excess Plan is $300,000; accordingly, the maximum benefit with respect to any employee under the Excess Plan is the difference between $300,000 and the Profit Sharing Plan Company contribution with respect to such employee.

The Excess Profit Sharing Deferred Compensation Plan is filed as exhibit 10.5 to this Form 8-K.

Further Information.

The amounts the Named Executive Officers and the Senior Executives may receive under the Corporate Executive Bonus Plan, the Performance Plan for Executives, the 1988 Incentive Stock Plan, the Profit Sharing Plan and the Excess Plan for fiscal year 2005 are not yet known because, among other things, all are dependent on the earnings of the Company for the fiscal year which have not yet been determined.

The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers for fiscal year 2005 ended February 28, 2005, in the proxy statement for the Company's 2005 annual meeting of stockholders that is expected to be filed with the Securities and Exchange Commission in May 2005.

Fiscal Year 2006 Compensation

As discussed above, the Compensation Committee is charged with determining the compensation of the chief executive officer and reviewing and recommending to the Board of Directors the compensation for fiscal year 2006 and subsequent fiscal years for other officers who may be designated "Senior Executives" from time to time.

On February 23, 2005, the Compensation Committee recommended and the Board of Directors determined to make changes for fiscal year 2006 to certain elements of compensation for Senior Executives. The base salary, discretionary merit bonus, 1988 Incentive Stock Plan, Retirement and Profit Sharing Plan, and Excess Plan remain as discussed above although changes were made in base salaries for the Named Executive Officers and Senior Executives for fiscal year 2006 (see "Salaries and Shares for Named Executive Officers" below). The Board of Directors, however, amended the Corporate Executive Bonus Plan, made grants of additional restricted stock awards to Senior Executives and on a discretionary basis to other officers, and required certain officers, including the Senior Executives, to own amounts of A.G. Edwards, Inc. common stock tied to their compensation levels. In addition, in fiscal year 2006, the 2004 Performance Plan for Executives, as approved by the stockholders in June 2004, replaces the previous Performance Plan for Executives. The changes are described in more detail below.

Corporate Executive Bonus Plan.

On February 23, 2005, the Board of Directors approved amendments effective March 1, 2005, to the Corporate Executive Bonus Plan to provide for a Senior Executive Pool. As amended, Senior Executives, as designated each year by the Board of Directors, are removed from the current Officer Pool and are awarded shares in the new Senior Executive Pool. Shares in the Senior Executive Pool will have the same values as would shares awarded to officers in the Officer Pool if such officers had the same salaries and the same number of shares as the Senior Executives. After amending the Corporate Executive Bonus Plan, shares in the Senior Executive Pool were awarded to Senior Executives. (See "Salaries and Shares for Named Executive Officers" below for the shares awarded to Named Executive Officers).

Additional Restricted Stock for Senior Executives.

On February 23, 2005, the Board of Directors approved the grant of additional restricted stock under the 1988 Incentive Stock Plan to Senior Executives based on the consolidated pre-tax earnings of A.G. Edwards, Inc. The awards will be a multiple of the value of the formulaic awards of restricted stock for fiscal year 2006 to the Senior Executives under the 1988 Incentive Stock Plan, which will be 20% of the bonuses of the Senior Executives under the Corporate Executive Bonus Plan. The additional grant is subject to all the restrictions and terms of restricted stock under the 1988 Incentive Stock Plan including forfeiture for engaging in competition except the restricted period is four years rather than the three years applicable to other restricted stock. The pre-tax earnings and the multiple for the additional grant are:

Pre-tax Earnings			Award as Multiple of Restricted Stock Plan Award Value

over $100 million				1x
$200 million				1.5x
$300 million				2.5x
$400 million				3.5x
$500 million				4x

The awards will be prorated for pre-tax earnings above $100 million and any of the stated points. The awards will not be subject to the $300,000 limit previously established for certain other restricted stock awards.

2004 Performance Plan for Executives. At the 2004 Annual Meeting of Stockholders, the stockholders approved the 2004 Performance Plan for Executives (the "2004 Plan") to replace the previous Performance Plan for Executives. The 2004 Plan will first be effective for fiscal year 2006.

Under the 2004 Plan, eligible participants may receive performance-based compensation ("Incentive Compensation"), as defined under Section 162(m) that includes, but is not limited to, cash bonuses, a credit to the account under the A.G. Edwards Excess Profit Sharing Deferred Compensation Plan, an award of restricted stock or other benefit under the 1988 Incentive Stock Plan, or any other form of compensation approved by the Compensation Committee. The maximum Incentive Compensation payable is a continuation of the maximum incentive compensation provisions contained in the prior Performance Plan for Executives and is $5,706,234 for fiscal year 2006.

Section 162(m) limits "covered employees" to only the chief executive officer of the Company and the four other highest compensated officers of the Company. Accordingly, in any fiscal year, there can be no more than five Plan Participants under the Performance Plan.

The 2004 Plan is filed as exhibit 10.6 to this Form 8-K.

Salaries and Shares for Named Executive Officers.

The salaries and the shares under the Corporate Executive Bonus Plan for fiscal years 2005 and 2006 for the Named Executive Officers are stated in the table below. Shares for fiscal year 2006 in the Corporate Executive Bonus Plan are in the Senior Executive Pool except for the shares of Mr. Goldman which are in the Officer Pool. Shares for fiscal year 2005 for all Named Executive Officers are in the Officer Pool. As noted above, the Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers for fiscal year 2005 in the proxy statement for the Company's 2005 annual meeting of stockholders that is expected to be filed with the Securities and Exchange Commission in May 2005.

The value of shares in the Corporate Executive Bonus Plan both in the Officer Pool and the Senior Executive Pool is dependent, among other factors, upon the pretax earnings of the firm and the number or shares and salaries awarded other participants in the Officer Pool. In addition, the value of shares in the Senior Executive Pool, in part, is dependent on the number of shares and salaries of other Senior Executives. Accordingly, the bonuses under the Corporate Executive Bonus Plan in fiscal year 2006 may vary by a greater or lesser percentage from bonuses for fiscal year 2005 than the percentage differences between the shares listed in the table below.

		Salary		Shares Under Corporate Executive
		for		Bonus Plan
Named Executive Officers		Fiscal Year		for Fiscal Year
		2005	2006	2005	2006

Robert L. Bagby		$485,000	$500,000	300	450
Douglas L. Kelly		$213,500	$220,000	300	350
Ronald J. Kessler		$192,000	$198,000	300	320
Peter M. Miller		$192,000	$198,000	300	320
Alfred M. Goldman		$209,000	$212,000	285	285

Restricted Stock Awards for Officers Other Than Senior Executives.

The Board of Directors on February 23, 2005 granted to officers, other than Senior Executives, to be designated on a discretionary basis by the Brokerage Committee (or the Research Compensation Committee for members of the Securities Research Department) for fiscal year 2006, an award of restricted stock based on the consolidated pre-tax earnings of A.G. Edwards, Inc., prior to the inclusion of the award or the restricted stock award to Senior Executives discussed above. Any award to a reporting person, as defined in the 1988 Incentive Stock Plan, may be recommended by the Brokerage Committee but shall only be granted by the Board of Directors. The awards will be a multiple of the value of the formulaic awards of restricted stock for fiscal year 2006 under the 1988 Incentive Stock Plan for those officers eligible under the plan. The additional grant will be subject to all the restrictions and terms of restricted stock under the 1988 Incentive Stock Plan including forfeiture for engaging in competition except the restricted period will be four years rather than the three years applicable to restricted stock.

The pre-tax earnings, the aggregate number of shares of stock of A.G. Edwards, Inc. that may be maximum individual award as a multiple of the award of restricted stock for fiscal year 2006 to any officer receiving a restricted stock award under the Plan is:

Pre-tax Earnings		Aggregate Number of Shares of Stock		Maximum Individual Award as Multiple of Restricted Stock Award
$100 million		75,000		1x
$200 million		150,000		1.5x
$300 million		300,000		2.5x
$400 million		400,000		3.5x
$500 million		500,000		4x

The aggregate number of shares of stock that may be awarded will be prorated for pre-tax earnings above $100 million and any of the stated points. The awards will not be subject to the $300,000 and $100,000 limits previously established for certain restricted stock awards.

Stock Ownership Requirements.

The Board of Directors on February 23, 2005 established requirements for ownership of stock of A.G. Edwards, Inc. for the chief executive officer, for other Senior Executives and for members of the Board of Directors of the Brokerage Company. Each such officer and director is required within five years of the later of February 23, 2005 or the date of first assuming any such position to own common stock in A.G. Edwards, Inc., including restricted stock or options to acquire restricted stock granted under the 1988 Incentive Stock Plan, equal to a multiple of cash compensation (base salary and bonus payment under the Corporate Executive Bonus Plan) based on the average of the officer's trailing five year's cash compensation as follows:

Officer				Multiple of Average Cash Compensation

Chief Executive Officer					3x
Other Senior Executives					2x
Directors of the Brokerage Company other than Senior Executives.					1x

Director Compensation

On February 23, 2005, the Board of Directors on the recommendation of the Compensation Committee determined that effective March 1, 2005, the compensation for non-management directors of A.G. Edwards, Inc. shall be:

COMPENSATION ITEM					COMPENSATION

Each A.G. Edwards, Inc. Board meeting attended					$1,000

Each meeting of the independent Board members					$1,000

Each meeting of the independent Board members with the Chief Executive Officer					$1,000

Each meeting attended of a Committee of the Board					$1,000

Annually for serving as Chair of the Audit Committee					$15,500

Annually for serving as Chair of the Compensation Committee or Chair of the Nominating and Corporate Governance Committee					$10,000

Each meeting attended of the four "quarterly" Brokerage Firm Board Meetings (February, May, August and November)					$1,000

Quarterly Retainer					$15,000

A portion of the compensation paid each fiscal year to a director shall be paid in shares of the common stock of the Company as provided and with the exception stated in the Non-Employee Director Stock Compensation Plan.

The A.G. Edwards, Inc. Non-Employee Director Stock Compensation Plan (the "Director Plan"), as amended February 23, 2005, provides that one-half the annual compensation of directors would be paid in common stock of the Company except that any director who owns shares of common stock of the Company at least equal in value to 300% of the expected annual director compensation may receive his or her entire annual compensation in cash.

The amended Non-Employee Director Stock Plan will be submitted for approval at the 2005 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	10.1	The Corporate Executive Bonus Plan
	10.2	The Performance Plan for Executives
	10.3	The 1988 Incentive Stock Plan
	10.4	The Retirement and Profit Sharing Plan
	10.5	The Excess Profit Sharing Deferred Compensation Plan
	10.6	The 2004 Performance Plan for Executives

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	March 1, 2005	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	The Corporate Executive Bonus Plan
10.2	The Performance Plan for Executives
10.3	The 1988 Incentive Stock Plan
10.4	The Retirement and Profit Sharing Plan
10.5	The Excess Profit Sharing Deferred Compensation Plan
10.6	The 2004 Performance Plan for Executives